                                                                    EXHIBIT 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - x
                                                    :
In re:                                              : Chapter 11
                                                    :
       HAYES LEMMERZ INTERNATIONAL, INC., et al.,   : Case No. 01-11490 (MFW)
                                                    :
                           Debtors.                 : Jointly Administered
- - - - - - - - - - - - - - - - - - - - - - - - - - x

         DISCLOSURE SUPPLEMENT REGARDING MODIFICATIONS TO FIRST AMENDED
      JOINT PLAN OF REORGANIZATION OF HAYES LEMMERZ INTERNATIONAL, INC. AND
                ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

                                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                                 J. Eric Ivester
                                 Stephen D. Williamson
                                 333 West Wacker Drive
                                 Chicago, Illinois 60606-1285

                                          - and -

                                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 Anthony W. Clark (No. 2051)
                                 Grenville R. Day (No. 3721)
                                 One Rodney Square
                                 P.O. Box 636
                                 Wilmington, Delaware 19899-0636

                                 Counsel for Debtors and Debtors in Possession

Dated: April 9, 2003

                                   DISCLAIMER

         THE INFORMATION CONTAINED HEREIN SUPPLEMENTS AND AMENDS THE INFORMATION PROVIDED IN THE DISCLOSURE STATEMENT DATED FEBRUARY 20, 2003 (THE "DISCLOSURE STATEMENT") WITH RESPECT TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION OF HAYES LEMMERZ INTERNATIONAL, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION DATED FEBRUARY 20, 2003 (THE "PLAN") AND PROVIDES NEW INFORMATION REGARDING MODIFICATIONS TO THE PLAN EMBODIED IN THE MODIFIED FIRST AMENDED JOINT PLAN OF REORGANIZATION OF HAYES LEMMERZ INTERNATIONAL, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION DATED APRIL 9, 2003 (THE "MODIFIED PLAN"). THE SECTIONS OF THE MODIFIED PLAN THAT HAVE CHANGED FROM THE PLAN (AND WHICH ARE MARKED TO SHOW ANY SUCH CHANGES) ARE ATTACHED HERETO AS APPENDIX A AND ARE INCLUDED HEREIN FOR PURPOSES OF CONTINUING TO SOLICIT ACCEPTANCES OF THE MODIFIED PLAN. THE INFORMATION CONTAINED HEREIN MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE MODIFIED PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN EITHER THE DISCLOSURE STATEMENT OR THIS DISCLOSURE SUPPLEMENT, REGARDING THE PLAN, THE MODIFICATIONS THERETO OR THE SOLICITATION OF VOTES ON THE MODIFIED PLAN.

         ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THE DISCLOSURE STATEMENT, THIS DISCLOSURE SUPPLEMENT, THE PLAN AND THE MODIFICATIONS THERETO IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE MODIFIED PLAN. SUMMARIES OF THE MODIFICATIONS TO THE PLAN AND STATEMENTS MADE IN THIS DISCLOSURE SUPPLEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MODIFIED PLAN, OTHER EXHIBITS ANNEXED OR REFERRED TO IN THE MODIFIED PLAN, THE DISCLOSURE STATEMENT AND THIS DISCLOSURE SUPPLEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE SUPPLEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

         THIS DISCLOSURE SUPPLEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER LAWS GOVERNING DISCLOSURE OUTSIDE THE CONTEXT OF CHAPTER 11. THIS DISCLOSURE SUPPLEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING

SECURITIES OR CLAIMS OF HAYES LEMMERZ INTERNATIONAL, INC. OR ANY OF THE AFFILIATED DEBTORS AND DEBTORS IN POSSESSION IN THESE CASES SHOULD EVALUATE THE DISCLOSURE STATEMENT, THIS DISCLOSURE SUPPLEMENT AND THE MODIFIED PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE SUPPLEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE SUPPLEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE MODIFIED PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, HAYES LEMMERZ INTERNATIONAL, INC. OR ANY OF ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION IN THESE CHAPTER 11 CASES.

         ADDITIONAL INFORMATION REGARDING HAYES LEMMERZ INTERNATIONAL, INC. IS CONTAINED IN ITS PUBLIC FILINGS WITH THE SEC.

         THIS DISCLOSURE SUPPLEMENT SUMMARIZES THE MODIFICATIONS TO THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE MODIFIED PLAN, EVENTS IN HAYES LEMMERZ INTERNATIONAL, INC.'S CHAPTER 11 CASES, AND FINANCIAL INFORMATION. HAYES LEMMERZ INTERNATIONAL, INC. IS SOLELY RESPONSIBLE FOR ALL STATEMENTS IN THIS DISCLOSURE SUPPLEMENT. THE INFORMATION CONTAINED IN THIS DISCLOSURE SUPPLEMENT HAS BEEN PROVIDED BY MANAGEMENT UNLESS OTHERWISE NOTED. ALTHOUGH MANAGEMENT BELIEVES THAT THE MODIFIED PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH INFORMATION IS QUALIFIED TO THE EXTENT THAT SUCH SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF THE MODIFIED PLAN, SUCH DOCUMENTS OR ANY STATUTORY PROVISIONS THAT MAY BE REFERENCED THEREIN. HAYES LEMMERZ INTERNATIONAL, INC. BELIEVES THAT THE INFORMATION CONTAINED HEREIN IS CORRECT, BUT MAKES NO REPRESENTATION WITH RESPECT TO ITS ACCURACY OR COMPLETENESS.

                                TABLE OF CONTENTS

I.    Negotiation of the Modifications and Extension
        of Voting Deadline for Certain Classes.........................   1

II.   Summary and Description of the Modifications.....................   3
        A.  Class 2 (Prepetition Credit Facility Secured Claims........   3
        B.  Class 5 (Senior Note Claims)...............................   5
        C.  Class 3a (BMO Synthetic Lessor Secured Claims).............   6
           1.  BMO Synthetic Lease Secured Claims with
               respect to the BMO-Bowling Green Synthetic Lease........   7
           2.  BMO Synthetic Lease Secured Claims with
               respect to the BMO-Northville Synthetic Lease...........   8
           3.  Allowed Unsecured Claim.................................   9
           4.  Administrative Claim/Adequate Protection................   9
        D.  Class 3b (CBL Synthetic Lease Secured Claim)...............  10
           1.  CBL Synthetic Lease Secured Claims with
               Respect to the CBL-Air Conditioner Synthetic Lease......  10
           2.  CBL Synthetic Lease Secured Claims with
               Respect to the CBL-Other Equipment Synthetic Lease......  10
        E.  Class 3c (Dresdner Synthetic Lease Secured Claims).........  11
        F.  Strike Price of the Series A and Series B Warrants.........  12
        G.  Selection and Classification of Directors..................  12
        H.  Cure Claims Submission Deadline............................  13
        I.  Negotiation Parties Fees...................................  13

III.    Conclusion.....................................................  14
        A.  Hearing on and Objections to Confirmation..................  14
           1.  Voting Deadline.........................................  14
           2.  Confirmation Hearing....................................  14
           3.  Confirmation Objection Deadline.........................  14
           4.  Deadline to Reply to Confirmation Objections............  14
        B.  Recommendation of Significant Parties In Interest..........  14

         DISCLOSURE SUPPLEMENT REGARDING MODIFICATIONS TO FIRST AMENDED
      JOINT PLAN OF REORGANIZATION OF HAYES LEMMERZ INTERNATIONAL, INC. AND
                ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

                  The information contained herein is only a general overview of the modifications to the First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession, dated February 20, 2003 (the "Plan") and is qualified in its entirety by, and should be read in conjunction with, the Plan, the Plan modifications attached hereto as Appendix A (the "Modifications"), and the more detailed discussions, information and financial statements and notes thereto appearing in the Disclosure Statement with respect to the Plan, dated February 20, 2003 (the "Disclosure Statement"). All capitalized terms not defined in this Disclosure Supplement have the meanings ascribed to such terms in the Plan and/or the Disclosure Statement.

                  This Disclosure Supplement summarizes certain of the Modifications to the Plan being proposed by the Reorganizing Debtors as a result of recent negotiations among the Debtors and various of their creditor constituencies. The Modifications are included in the Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors In Possession, dated as of April 9, 2003 (the Plan and Modifications together comprise the "Modified Plan"), which was filed with the Bankruptcy Court on April 9, 2003. Certain provisions of the Modified Plan may be subject to continuing negotiations among the Debtors and various parties, have not been finally agreed upon, and may be further modified.

I.       NEGOTIATION OF THE MODIFICATIONS AND EXTENSION
         OF VOTING DEADLINE FOR CERTAIN CLASSES

                  On December 5, 2001, Hayes Lemmerz International, Inc. ("HLI") and those of its direct and indirect Subsidiaries incorporated pursuant to the laws of various of the United States (collectively, the "U.S. Subsidiaries"), and one subsidiary incorporated in Mexico, Industrias Fronterizas, S.A. de C.V. ("HLI-Industrias" and, collectively with HLI and the U.S. Subsidiaries, the "Debtors"), each commenced a reorganization case (collectively, the "Chapter 11 Cases") under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"). With the exception of HLI-Industrias, none of HLI's Subsidiaries incorporated outside of the United States has commenced a case under the Bankruptcy Code or similar proceedings in any other jurisdictions. These non-Debtor foreign Subsidiaries continue to operate their businesses in the ordinary course of business outside of bankruptcy.

                  On February 20, 2003, the Debtors filed the Plan with the Bankruptcy Court (the original version of which was filed on December 16, 2002). On February 21, 2003, the Bankruptcy Court entered an Order (I) Approving Adequacy of Disclosure Statement, (II) Approving Treatment of Certain Claims for Notice and Voting Purposes, (III) Approving Procedures and Materials to Provide Notice of the Confirmation Hearing and Procedures for Filing Objections to the Plan, (IV) Establishing Mailing and Publication Deadlines, Record Date, Voting Deadline, Claims Objection

Blackout Period and Procedures for Filing Motions for Temporary Allowance of Claims for Voting, and (V) Approving Procedures for Soliciting Votes on the Plan (the "Solicitation Procedures Order"), which among other things, approved the Disclosure Statement as containing adequate information for use in soliciting votes on the Plan and established March 28, 2003 as the deadline to vote on and object to confirmation of the Plan (the "Voting Deadline" and "Confirmation Objection Deadline," respectively). Thereafter, on or before February 25, 2003, the Debtors commenced solicitation of votes on the Plan by mailing Solicitation Packages (as defined in the Solicitation Procedures Order) including, among other things, the Plan, Disclosure Statement and ballots to all creditors entitled to vote on the Plan (and Solicitation Packages containing notices in lieu of ballots to creditors not entitled to vote on the Plan).

                  Prior to the Voting Deadline, five of the Debtors' Prepetition Lenders (namely Foothill Capital Corporation, General Electric Capital Corporation, Citadel Limited Partnership, R2 Top Hat, Ltd., and Sankaty Advisors LLC (collectively, the "Lead Members")) contacted the Debtors on behalf of a larger group of Prepetition Lenders (collectively with the Lead Members, the "Dissident Group") and expressed the Dissident Group's dissatisfaction with the distributions to be made under the Plan in settlement of the Prepetition Lenders' claims and various potential claims against the Prepetition Lenders. Those claims against the Prepetition Lenders are discussed in Part VII.G. of the Disclosure Statement. Various creditors requested that the Debtors seek to extend the Voting Deadline for all of the Prepetition Lenders and the Confirmation Objection Deadline for the Lead Members, to allow the Dissident Group to further evaluate the distributions to be made under the Plan and, if necessary, to attempt to negotiate potential modifications to the Plan rather than vote against and object to the Plan. The Prepetition Lenders are entitled to vote on the Plan as creditors in Class 2 (Prepetition Credit Facility Secured Claims). Certain creditors entitled to vote on the Plan in Class 3 (Synthetic Lessor Secured Claims) also requested similar extensions from the Debtors. Based on such requests, on March 28, 2003, the Debtors filed a motion seeking to extend (i) the Confirmation Objection Deadline to April 2, 2003 for the Lead Members of the Dissident Group, the Synthetic Lessors (other than Bank of Montreal) in their capacities as Synthetic Lessors only and the Bank of Montreal in its capacities as a Synthetic Lessor and Prepepetition Lender, and (ii) the Voting Deadline to April 4, 2003 for all creditors entitled to vote in Class 2 and Class 3 (including sub-Classes 3a, 3b and 3c) under the Plan.

                  Commencing on April 1, 2003, the Debtors, Prepetition Agent, Creditors' Committee and/or Apollo met with the Lead Members of the Dissident Group regarding, among other things, the settlement embodied in the Plan and the distributions to be made under the Plan as a result of such settlement. During those meetings, the parties collectively determined that the only way to preserve and effectuate the settlement upon which the Plan is premised, thus avoiding lengthy litigation regarding potential Lien Challenges, and to confirm the Debtors' Plan (or any plan of reorganization) in the near term required negotiating potential modifications to the Plan that would resolve the Dissident Group's concerns. Accordingly, beginning on April 1, 2003 and continuing for several days, the parties, principally among them the Debtors, Apollo and the Lead Members of the Dissident Group, engaged in arms-length negotiations regarding the distributions to be made under the Plan, which negotiations resulted in consensual agreement among the parties regarding the Modifications to the Plan.

                  On April 9, 2003, the Debtors filed with the Bankruptcy Court this Disclosure Supplement and the Modified Plan. The Bankruptcy Court entered an Order modifying the Solicitation Procedures Order (the "Modified Solicitation Procedures Order"), which, among other things, (i) continued the Confirmation Hearing to May 7, 2003, at 10:30 a.m. (prevailing Eastern time), (ii) approved this Disclosure Supplement as containing adequate information regarding the Modifications to the Plan and authorized its use in connection with solicitation of votes on the Modified Plan, (iii) extended the Confirmation Objection Deadline to May 2, 2003 at 4:00 p.m. (prevailing Eastern time) for the Lead Members of the Dissident Group and certain other parties, and (iv) extended the Voting Deadline to May 2, 2003 at 4:00 p.m. (prevailing Eastern time) for (i) creditors entitled to vote in Class 5 (Senior Note Claims), other than Apollo, with respect to the Modified Plan and (ii) all parties-in-interest, other than Apollo, the Lead Members of the Dissident Group, all parties in Class 2 that have voted to accept the Plan and all parties in Class 2 that through their authorized representative indicated at the hearing on April 9, 2003 an intention to vote to accept the Modified Plan upon approval of the Disclosure Supplement, with respect to the Modifications only. The purpose of the extended Voting Deadline is (i) to allow creditors who are positively affected by the Modifications to the Plan (i.e., creditors in Class 2) and who previously voted against the Plan or did not vote on the Plan, to either change their votes to be in favor of the Modified Plan or vote in favor of the Modified Plan in the first instance, (ii) to allow creditors who are negatively affected by the Modifications to the Plan (i.e., creditors in Class 5) to either change their votes on the Modified Plan or vote for the first time on the Modified Plan, and
(iii) to allow the creditors in Classes 3a, 3b and 3c, who have yet to vote on the Plan, to cast their votes on the Modified Plan.

II.      SUMMARY AND DESCRIPTION OF THE MODIFICATIONS

                  The Modifications to the Plan relate primarily to changes in the provisions regarding the amount of value to be distributed to creditors in Class 2 (Prepetition Credit Facility Secured Claims) and Class 5 (Senior Note Claims) and the form in which certain of that value is distributed. The Modifications to the Plan that do not relate directly to Class 2 or Class 5 relate principally to the treatment of Class 3 (Synthetic Lessor Secured Claims), which has been the subject of significant negotiations between the various Synthetic Lessors and the Debtors.

         A.       CLASS 2 (PREPETITION CREDIT FACILITY SECURED CLAIMS )

                  The Modified Plan provides that creditors holding Allowed Class 2 (Prepetition Credit Facility Secured Claims) will receive a greater recovery than that which would have been provided under the Plan. Specifically, pursuant to the Modified Plan, on the Effective Date, the Prepetition Credit Facility Secured Claim shall be deemed an Allowed Claim and each holder of an Allowed Prepetition Credit Facility Secured Claim shall receive its Pro Rata share of (i) the Prepetition Lenders' Payment Amount, (ii) the aggregate principal amount of $25 million of New

Senior Notes or, in lieu thereof, at the sole discretion of the Debtors, either Cash in an aggregate amount of $25 million or a combination of Cash and Senior Notes equal to $25 million in the aggregate based upon the principal amount of the New Senior Notes, (iii) 15,930,000 shares of New Common Stock (subject to dilution only by shares of New Common Stock issued pursuant to or on account of the Employee Retention Plan, the Long Term Incentive Plan and/or the Warrants), which represents 53.1% of the total amount of New Common Stock to be issued under the Modified Plan, and (iv) if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, 53.1% of the shares of New Preferred Stock or 53.1% shares of Reorganized HLI Stock, respectively. Such distributions will be made directly to the Prepetition Agent for immediate transmittal to the Prepetition Lenders without deduction, setoff or recoupment for anything except for reasonable actual out of pocket expenses of the Prepetition Agent incurred and outstanding prior to the Effective Date.

                  The marked version of Section 4.2 of the Modified Plan, which is set forth in Appendix A hereto, illustrates the differences in treatment for holders of Claims in Class 2 between the Plan and the Modified Plan. The Plan did not provide for creditors in Class 2 to receive any of the New Senior Notes, and it provided that Class 2 would receive 15,030,000 shares of New Common Stock, which represented 50.1% of the total amount of New Common Stock to be issued under the Plan, as opposed to 15,930,000 shares, or 53.1%, of the New Common Stock under the Modified Plan. The Modified Plan also increases the Cash distribution to Class 2 (i.e., the Prepetition Lenders' Payment Amount) from $450 million to $453.5 million. The Modified Plan thus affords to holders of Claims in Class 2 more favorable treatment than that provided under the Plan. Accordingly, pursuant to the Modified Solicitation Procedures Order, only those creditors entitled to vote in Class 2 that previously submitted a vote against the Plan, or previously did not submit a vote on Plan, will (i) receive a Supplemental Solicitation Package (as defined in the Modified Solicitation Procedures Order) and (ii) be allowed to change their vote in order to accept the Modified Plan, or vote to accept the Modified Plan, by submitting the Supplemental Class 2 Ballot (as defined in the Modified Solicitation Procedures Order) to the Voting Agent prior to the extended Voting Deadline - April 28, 2003 at 4:00 p.m. (prevailing Eastern time).

                  The Modified Plan preserves the settlement embodied in the Plan and, therefore, provides for an equitable and early distribution to creditors of the Debtors, preserves the value of the Debtors' businesses as a going concern, and preserves the jobs of employees. The Debtors, the Prepetition Agent, the Creditors' Committee, Apollo and the Lead Members of the Dissident Group believe that any alternative to confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan, would likely result in significant delays, litigation and additional costs, the loss of jobs by the employees, as well as the degradation in the value of the Debtors' businesses. Absent approval of the Modified Plan and the settlement of various potential Lien Challenges embodied therein, litigation with respect to the liens held by the Prepetition Lenders likely would be commenced and would result in significant costs to the Debtors' estates and extended delay to the Chapter 11 Case and distributions to creditors, which delays would negatively affect the value of the Debtors' business. Accordingly, the Debtors, the Prepetition Agent, the Creditors' Committee and the Lead Members of the Dissident Group believe that creditors in Class 2 (Prepetition Credit Facility Secured Claims) will receive greater and earlier recoveries under the Modified Plan than those that would be achieved in liquidation or under an alternative plan. FOR THESE REASONS, THE DEBTORS, THE PREPETITION AGENT, THE CREDITORS' COMMITTEE AND THE LEAD MEMBERS OF THE DISSIDENT GROUP STRONGLY URGE EACH CREDITOR IN CLASS 2 THAT PREVIOUSLY VOTED AGAINST THE PLAN, OR THAT DID NOT VOTE ON THE PLAN, TO RETURN A SUPPLEMENTAL BALLOT VOTING TO ACCEPT THE MODIFIED PLAN.

         B.       CLASS 5 (SENIOR NOTE CLAIMS)

                  The Modified Plan provides that creditors holding Allowed Class 5 (Senior Note Claims) will receive a lesser recovery than that which would have been provided under the Plan. Specifically, pursuant to the Modified Plan, on the Effective Date, a holder of an Allowed Senior Note Claim will receive a distribution of: (i) such Claimholder's Pro Rata amount of 13,470,000 shares of New Common Stock, which represents 44.9% of the total amount of New Common Stock to be issued under the Modified Plan; (ii) such Claimholders' Pro Rata share of the Remaining Senior Note Proceeds; and (iii) if the Debtors implement either the Additional Equity Modification or the Asset Transfer Modification, 44.9% of the shares of New Preferred Stock or 44.9% of the shares of Reorganized HLI Stock, respectively. A holder of an Allowed Senior Note Claim also would have a right to receive distributions from the HLI Creditor Trust of such Claimholder's Pro Rata share of one-third (1/3) of the Net Trust Recoveries, subject to certain repayment obligations set forth in the Modified Plan.

                  The marked version of Section 4.7 of the Modified Plan, which is set forth in Appendix A hereto, illustrates the differences in treatment for holders of Claims in Class 5 between the Plan and the Modified Plan. The Plan provided that Class 5 would receive 14,370,000 shares of New Common Stock, which represented 47.9% of the total amount of New Common Stock to be issued under the Plan. Under the Modified Plan, Class 5 will receive 13,470,000 shares, or 44.9%, of the New Common Stock. Thus, the distributions to Class 5 under the Modified Plan provide a less favorable treatment to the holders of Claims in Class 5 than was provided under the Plan. The estimated percentage recovery for holders of Allowed Senior Note Claims under the Modified Plan is 86%, as compared to an estimated 95% under the Plan. Accordingly, pursuant to the Modified Solicitation Procedures Order, all creditors entitled to vote in Class 5 (Senior Note Claims) will be allowed to either change their votes on the Modified Plan or vote on the Modified Plan for the first time (regardless of whether they previously voted) by submitting the Supplemental Class 5 Ballot (as defined in the Modified Solicitation Procedures Order) to the Voting Agent prior to the extended Voting Deadline - April 28, 2003 at 4:00 p.m. (prevailing Eastern time).

                  Apollo, which either directly and/or through its affiliates holds in excess of 40% of the outstanding aggregate principal amount of the Senior Notes (making it the single largest holder of the Senior Notes), was actively and integrally involved in the negotiations with the Lead Members of the Dissident Group and the Debtors. In fact, the majority of the Modifications to the Plan are the result of a consensual settlement between the Lead Members of the Dissident Group negotiating on behalf of all creditors in Class 2 and Apollo which, as the largest holder of Senior Notes, negotiated terms for the treatment of all Senior Noteholders (i.e, the creditors in Class
5). Thus, notwithstanding the reduced recovery provided for Senior Noteholders in the Modified Plan as opposed to the Plan, the Debtors, the Prepetition Agent, the Creditors' Committee, the Lead Members of the Dissident Group and Apollo believe the Modified Plan provides the best possible recoveries for Senior Noteholders under the circumstances. As described more fully in the Disclosure Statement, most of the Debtors' assets are subject to liens held by the Prepetition Lenders which require payment in full of the Allowed Secured Claims of the Prepetition Lenders prior to distributions to, among other, holders of the Senior Notes. Absent approval of the Modified Plan and the settlement of various potential Lien Challenges embodied therein, litigation likely would be commenced and would result in significant costs to the Debtors' estates and extended delay to the Chapter 11 Case, which delay would negatively affect the value of the Debtors' business, and thus the potential recovery to unsecured creditors, including the Senior Noteholders. The Debtors, the Prepetition Agent, the Creditors' Committee, Apollo and the Lead Members of the Dissident Group believe that creditors in Class 5 (Senior Note Claims) will receive greater and earlier recoveries under the Modified Plan than those that would be achieved in liquidation or under an alternative plan. Moreover, the Debtors, the Prepetition Agent, the Creditors' Committee, Apollo and the Lead Members of the Dissident Group do not believe that the Plan can be confirmed without significant, time-consuming litigation given the lack of support for the Plan by Dissident Group, and there is no assurance that the Plan could be confirmed at all without the support of the Dissident Group FOR THESE REASONS, THE DEBTORS, THE PREPETITION AGENT, THE CREDITORS' COMMITTEE AND THE LEAD MEMBERS OF THE DISSIDENT GROUP STRONGLY URGE THAT EACH CREDITOR IN CLASS 5 RETURN A SUPPLEMENTAL BALLOT AND VOTE TO ACCEPT THE MODIFIED PLAN. ANY CLAIMHOLDER IN CLASS 5 WHO PREVIOUSLY VOTED ON THE PLAN AND WHO DOES NOT WISH TO CHANGE SUCH VOTE NEED NOT SUBMIT A NEW SUPPLEMENTAL BALLOT. CLASS 5 VOTES PREVIOUSLY CAST ON THE PLAN WILL BE DEEMED TO HAVE BEEN CAST ON THE MODIFIED PLAN UNLESS A TIMELY SUPPLEMENTAL BALLOT IS CAST.

         C.       CLASS 3a (BMO SYNTHETIC LESSOR SECURED CLAIMS)

                  The treatments for the BMO Synthetic Lessors' Secured Claims set forth in the Modified Plan are the product of extensive negotiations between the Debtors and the BMO Synthetic Lessors. The treatments contained in the Modified Plan incorporates a proposed compromise and settlement between the Debtors and the BMO Synthetic Lessors that is an integral part of the Plan and avoids potentially lengthy and complex litigation on various issues in dispute. The issues in dispute relate primarily to: (i) potential Lien Challenges as to some, but not all, of the security interest and liens held by the BMO Synthetic Lessors, (ii) variant valuation methodology approaches considered by the Debtors and the BMO Synthetic Lessors to be appropriate in valuing the BMO Synthetic Lease Properties and in fixing the amount of the BMO Synthetic Lessors' Secured Claims relating to the BMO Synthetic Lease Properties, (iii) whether the Deficiency Claims of the BMO Synthetic Lessors, if any, receive the benefit of the subordination provisions contained in the Subordinated Notes Indentures, and
(iv) whether the BMO Synthetic Lease Properties diminished in value during the Chapter 11 Cases thereby requiring the Debtors to provide adequate protection to the BMO Synthetic Lessors. In addition, the Modified Plan includes a provision under which the BMO Synthetic Lessors will assign a portion of their Allowed General Unsecured Claims to the holders of Class 5 Senior Note Claims in exchange for treatment as holder of an Allowed Claim in Class 5 in resolution of the subordination issue in dispute.

                  1. BMO SYNTHETIC LEASE SECURED CLAIMS WITH RESPECT TO THE BMO-BOWLING GREEN SYNTHETIC LEASE . The Modified Plan provides that, on the Effective Date, the Debtors would surrender the BMO - Bowling Green Synthetic Lease Property to permit a sale of the BMO - Bowling Green Synthetic Lease Property, provided, that the Debtors could hold over on a month-to-month basis, at a monthly rate of $26,000, begin on the first Business Day of the calendar month following the Effective Date and end at the end of the month in which the Reorganized Debtors vacate the BMO - Bowling Green Synthetic Lease Property. The Modified Plan also provides that the value of the BMO - Bowling Green Synthetic Lease Property for Plan purposes will be $6.0 million as of the Effective Date (the "Kentucky Property Value"). The net sales proceeds realized by the sale of the BMO - Bowling Green Synthetic Lease Property (after deducting all applicable sale costs, including, but not limited to, marketing costs, commissions, maintenance costs and security costs relating to the BMO - Bowling Green Synthetic Lease Property) will be retained by the BMO Synthetic Lessors, and will be paid in cash to BMO on behalf of the BMO Synthetic Lessors on or before thirty (30) days following the closing date of any sale of the BMO - Bowling Green Synthetic Lease Property. The BMO - Bowling Green Synthetic Lease Property will be sold for the benefit of the BMO Synthetic Lessors as a secured lender with the full cooperation and assistance of the Debtors and the proceeds of the sale less the sale costs and such other costs as set forth in the Modified Plan, will be paid to BMO on behalf of the BMO Synthetic Lessors, which payment will be in full satisfaction and discharge of the BMO Synthetic Lease Secured Claim on account of the BMO - Bowling Green Synthetic Lease Property.

                  The marked version of Section 4.3(a) of the Modified Plan, which is set forth in Appendix A hereto, illustrates the differences in treatments for the BMO Synthetic Lessors with respect to their claims relating to BMO - Bowling Green Synthetic Lease Property between the Plan and the Modified Plan. The Plan provided that the Debtors would surrender the BMO - Bowling Green Synthetic Lease Property to the BMO Synthetic Lessors on or before the Effective Date, provided however that if the Reorganized Debtors determined that they must hold over, the Reorganized Debtors would lease the BMO - Bowling Green Synthetic Lease Property on a month-to-month basis for $26,000 per month until such time as they could vacate the property. The Modified Plan is consistent with the Plan as originally filed in this regard. In addition, the Plan contemplated that the amount of the BMO Synthetic Lease Secured Claim with respect to the BMO - Bowling Green Synthetic Lease Property would be established by the net sale proceeds realized by the sale of the BMO-Bowling Green Synthetic Lease Property or be deemed to be $5.0 million in the event the BMO-Bowling Green Synthetic Lease Property was not sold with six months from the Effective Date. The Modified Plan provides for a BMO Synthetic Lease Secured Claim with respect to the BMO - Bowling Green Synthetic Lease Property of $6.0 million, which will be satisfied solely with the net proceeds from the sale of the BMO - Bowling Green Synthetic Lease Property.

                  2. BMO SYNTHETIC LEASE SECURED CLAIMS WITH RESPECT TO THE BMO-NORTHVILLE SYNTHETIC LEASE. The Modified Plan provides that all Allowed BMO Synthetic Lease Secured Claims arising under the BMO - Northville Synthetic Lease will be satisfied in full, settled, released and discharged and exchanged for rights and claims against the Reorganized Debtors under the Amended and Restated BMO - Northville Synthetic Lease (a form of which will be filed by the Exhibit Filing Date as an amended and restated Exhibit J to the Plan); provided, however, that, among other things, (1) the principal amount of the Amended and Restated BMO - Northville Synthetic Lease will be $22.6 million, (2) the interest rate of the Amended and Restated BMO - Northville Synthetic Lease will be the greater of LIBOR + 400 basis points and 5.0%, (3) the term of the Amended and Restated BMO - Northville Synthetic Lease will be 5 years (subject to a purchase option described in clause (8) below) with two one year renewal options exercisable solely at the option of the Debtors, (4) the principal of which will be amortized in an amount equal to 1% of the principal balance each year during the term of the Amended and Restated BMO - Northville Synthetic Lease, (5) a first mortgage security interest in the BMO - Northville Synthetic Lease Property, (6) no junior liens or security interests in favor of the BMO Synthetic Lessors will be created under the Amended and Restated BMO - Northville Synthetic Lease, (7) subsidiary guarantees will be made available but only to the extent permitted by the lenders under the New Credit Facility, which consent the Debtors have obtained in principle, and (8) the Amended and Restated BMO - Northville Synthetic Lease will provide that the Reorganized Debtors will have (a) the right to purchase the BMO - Northville Synthetic Lease Property by payment of the remaining principal amount thereof and any accrued and unpaid interest thereon and certain related expenses and (b) the obligation to purchase the BMO - Northville Synthetic Lease Property upon expiration of the Amended and Restated BMO - Northville Synthetic Lease by payment of the remaining principal amount thereof and any accrued but unpaid interest thereon and certain related expenses.

                  The marked version of Section 4.3(b) of the Modified Plan, which is set forth in Appendix A hereto, illustrates the differences in treatments for the BMO Synthetic Lessors with respect to their claims relating to BMO - Northville Synthetic Lease Property between the Plan and the Modified Plan. The Plan provided that the Amended and Restated BMO - Northville Synthetic Lease would be (1) in the principal amount of $16.0 million, whereas the Modified Plan contemplates a principal amount of $22.6 million, (2) that no principal amount would be amortized over the term of the Amended and Restated BMO - Northville Synthetic Lease, whereas the Modified Plan contemplates an amortization of 1% of the principal amount annually over the term of the Amended and Restated BMO-Northville Synthetic Lease, (3) for a term of 7 years where as the Modified Plan contemplates a term of 5 years with two one year renewals at the option of the Debtors, and (4) at the interest rate of LIBOR + 400 basis points whereas the Modified Plan contemplates an interest rate floor of 5%.

                  3. ALLOWED UNSECURED CLAIM. The Modified Plan provides that the BMO Synthetic Lessors will be deemed to have an Allowed General Unsecured Claim in the amount of $8.1 million, provided that the BMO Synthetic Lessors will assign $5.0 million of such Claim to the holders of the Class 5 Senior Note Claims in exchange for treatment as the holder an Allowed Claim in the amount of $5.0 million in Class 5. The remaining Allowed Claim of the BMO Synthetic Lessors in the amount of $3.1 million will be treated as a Class 7 General Unsecured Claim in accordance with the terms of the Plan.

                  The marked version of Section 4.3(c) of the Modified Plan, which is set forth in Appendix A hereto, illustrates the differences in treatments for the BMO Synthetic Lessors with respect to their unsecured Deficiency Claims between the Plan and the Modified Plan. The Plan provided that the BMO Synthetic Lessors would be entitled to an Allowed General Unsecured Claim of $10.7 million with respect to the BMO - Northville Synthetic Lease and an Allowed General Unsecured Claim in an amount equal to the excess of $10.7 million over the net sales proceeds received by the BMO Synthetic Lessors from the sale of the BMO - Bowling Green Synthetic Lease Property or $5.7 million if the BMO - Bowling Green Synthetic Lease Property was not sold within six months following the Effective Date. Thus, under the Plan, the aggregate Allowed General Unsecured Claim for the BMO Synthetic Lessors was contemplated to be $16.4 million and classified as a Class 7 General Unsecured Claim. Under the Modified Plan, the BMO Synthetic Lessors will have an Allowed General Unsecured Claim of $8.1 million -- approximately $8.3 million less than in the Plan as originally filed. In addition, as noted above, the Modified Plan contemplates that the BMO Synthetic Lessors will assign $5.0 million of their Allowed General Unsecured Claim to the holders of Class 5 Senior Note Claims in exchange for treatment as a holder of an Allowed Claim in Class 5 Senior Note Claim in the amount of $5.0 million.

                  4. ADMINISTRATIVE CLAIM/ADEQUATE PROTECTION. In consideration of settlement of the claims and issues relating to payment for use or adequate protection or rent due to the BMO Synthetic Lessors, the Debtors will pay to BMO on behalf of the BMO Synthetic Lessors, a sum equal to 46.5% of prepetition and postpetition interest through the Effective Date at the non-default rate, payable in three (3) equal payments on (i) a date no later than twenty (20) days after the Effective Date, (ii) on the first Business Day following the 90th day after the Effective Date, and (iii) on the first Business Day following the 120th day after the Effective Date. In addition, the Reorganized Debtors will reimburse the BMO Synthetic Lessors up to $400,000 on account of legal fees incurred by the BMO Synthetic Lessors in connection with the Chapter 11 Cases, payable no later than twenty (20) days following the Effective Date. The BMO Synthetic Lessors will provide actual invoices detailing such legal fees to the Debtors for their review and approval. These payments will be deemed cash payments constituting adequate protection or for use of property and such payments will be entitled to Administrative Claim status.

                  As the marked version of Section 4.3(d) of the Modified Plan, which is set forth in Appendix A hereto, illustrates the Plan as originally filed provided that, to the extent the BMO

Synthetic Lessors demonstrated that the value of the BMO Synthetic Lease Properties depreciated from the Debtors' use thereof during the pendency of the Chapter 11 Cases, the BMO Synthetic Lessors would be entitled to receive an Administrative Claim in an amount equal to the depreciation or such other amount agreed to in writing by the Debtors and the BMO Synthetic Lessors, subject to the consent of the Prepetition Agent, Creditors' Committee and Apollo, which consent would not be unreasonably withheld. The Modified Plan contemplates the payment of approximately 46.5% of the accrued and unpaid prepetition and postpetition interest through the Effective Date calculated at non-default rates, and payable in three (3) equal payments over the first 120 days following the Effective Date, as well as the reimbursement of up to $400,000 of legal fees incurred by the BMO Synthetic Lessors in connection with the Chapter 11 Cases.

         D.       CLASS 3b (CBL SYNTHETIC LEASE SECURED CLAIM) .

                  Pursuant to the Modified Plan, Allowed Class 3b (CBL Synthetic Lease Secured Claim) shall, on the Effective Date, be satisfied by the issuance by the Reorganized Debtors of secured promissory notes in the principal amounts set forth below under the New Credit Facility. Pursuant to the Modified Solicitation Procedures Order, CBL, as the sole holder of a Class 3b (CBL Synthetic Lease Secured Claim), will be allowed to vote on the Modified Plan (regardless of whether CBL previously voted) by submitting the Supplemental Class 3b Ballot (as defined in the Modified Solicitation Procedures Order) to the Voting Agent prior to the extended Voting Deadline - April 28, 2003 at 4:00 p.m. (prevailing Eastern time).

                  1. CBL SYNTHETIC LEASE SECURED CLAIMS WITH RESPECT TO THE CBL-AIR CONDITIONER SYNTHETIC LEASE. The Modified Plan provides that on the Effective Date, except as CBL and the Debtors shall have otherwise agreed, all CBL Synthetic Lease Secured Claims arising under the CBL-Air Conditioner Synthetic Lease shall be deemed to be Allowed Claims in the aggregate amount of $650,000 and CBL shall receive in full satisfaction, settlement, release, and discharge of and in exchange for the CBL Synthetic Lease Secured Claims with respect to the CBL-Air Conditioner Synthetic Lease (a) Cash in the aggregate amount of $650,000 and (b) an Allowed Claim in Class 7 (General Unsecured Claims) in an amount equal to $1.05 million. The Plan previously provided that the Debtors would surrender the CBL Synthetic Lease Equipment under the CBL-Air Conditioner Synthetic Lease, which equipment consists of industrial air conditioning equipment attached to the roof of the BMO-Bowling Green Synthetic Lease Property. However, in attempting to negotiate a consensual resolution of the BMO-Synthetic Lease Secured Claims, the Debtors, at the request of the BMO Synthetic Lessors, determined to satisfy the CBL-Air Conditioner Synthetic Lease Secured Claims in Cash under the Modified Plan and to recoup the value thereof through reductions to the BMO-Synthetic Lease Secured Claims.

                  2. CBL SYNTHETIC LEASE SECURED CLAIMS WITH RESPECT TO THE CBL-OTHER EQUIPMENT SYNTHETIC LEASE . The Modified Plan provides that on the Effective Date, except as CBL and the Debtors shall have otherwise agreed, all CBL Synthetic Lease Secured Claims arising under the CBL-Other Equipment Synthetic Lease shall be deemed to be Allowed Claims in the aggregate amount of $23 million and CBL shall receive in full satisfaction, settlement, release, and discharge of and in exchange for the CBL Synthetic Lease Secured Claims with respect to the CBL Other Equipment Synthetic Lease (i) a secured promissory note in the principal amount of $23 million issued under the New Credit Facility to be entered into by the Reorganized Debtors on the Effective Date of the Plan, which promissory note will have the same terms and be secured by the same collateral that will secure the Term B Loans under the New Credit Facility and (ii) an Allowed Claim in Class 7 (General Unsecured Claims) in an amount equal to $2.1 million. The Plan previously provided that the Allowed CBL Synthetic Lease Secured Claims with respect to the CBL-Other Equipment Synthetic Lease would be exchanged for rights under an Amended and Restated CBL-Other Equipment Synthetic Lease in the principal amount of $20.6 million. However, in negotiations with CBL, the parties determined that the appropriate value of the CBL-Other Synthetic Lease Property is $23 million. The Debtors also determined that substituting the secured debt incurred by borrowing from the Term B Loan facility under the New Credit Facility pursuant to the Modified Plan for the secured debt proposed to be incurred by the Reorganized Debtors pursuant to the Amended and Restated CBL-Other Equipment Synthetic Lease pursuant to the Plan does not aversely affect the Debtors' capital structure.

         E.       CLASS 3c (DRESDNER SYNTHETIC LEASE SECURED CLAIMS)

                  The Modified Plan provides that on the Effective Date Dresdner's Allowed Class 3c (Dresdner Synthetic Lease Secured Claim) will be, in the discretion of the Reorganized Debtors, subject to the consent of the Prepetition Agent, the Creditors' Committee and Apollo, which consent shall not be unreasonably withheld, either: (a) satisfied in full, settled, released, and discharged and exchanged for rights and claims against the Reorganized Debtors under the Amended and Restated Dresdner Synthetic Lease (a form of which is attached to the Plan as Exhibit L); provided, however, that (i) the principal amount of the Amended and Restated Dresdner Synthetic Lease shall be approximately $8.35 million, (ii) the interest rate shall be LIBOR + 150 basis points, (iii) the Amended and Restated Dresdner Synthetic Lease shall have a term of five (5) years from the Effective Date, (iv) 50% of the principal amount outstanding under the Amended and Restated Dresdner Synthetic Lease shall commence amortizing on a straight line basis on December 1, 2004 and continue amortizing through the remaining term thereof, and (v) the Amended and Restated Dresdner Synthetic Lease shall provide that Reorganized HLI shall have (A) the right to purchase the Dresdner Synthetic Lease Property at anytime during the term by payment of the remaining principal amount thereof and any accrued and unpaid interest thereof, and (B) the obligation to purchase the Dresdner Synthetic Lease Property upon expiration of the Amended and Restated Dresdner Synthetic Lease by payment of the remaining principal amount thereof and any accrued and unpaid interest thereon; or (b) paid in full in Cash.

                  The marked version of Section 4.5 of the Modified Plan, which is set forth in Appendix A hereto, illustrates the differences in treatment for the Dresdner Synthetic Lease Secured Claim between the Modified Plan and the Plan. The Plan provided that no principal amount under the Amended and Restated Dresdner Synthetic Lease would be amortized over the term thereof, whereas the Modified Plan provides for amortization of 50% of the principal amount outstanding on December 1, 2004. Also, the principal amount of the Amended and Restated Dresdner Synthetic Lease under the Modified Plan is approximately $50,000 higher than under the Plan. Pursuant to the Modified Solicitation Procedures Order, Dresdner, as the sole holder of a Class 3c (Dresdner Synthetic Lease Secured Claim), will be allowed to vote on the Modified Plan (regardless of whether Dresdner previously voted) by submitting the Supplemental Class 3c Ballot (as defined in the Modified Solicitation Procedures Order) to the Voting Agent prior to the extended Voting Deadline - April 28, 2003 at 4:00 p.m. (prevailing Eastern time).

         F.       STRIKE PRICE OF THE SERIES A AND SERIES B WARRANTS

                  The strike prices of the Series A and Series B Warrants in the Modified Plan have been changed to $25.83, as opposed to $26.67 as set forth in the Plan, to account for the dilutive effect of the additional secured debt proposed for the Reorganized Debtors in the Modified Plan.

         G.       SELECTION AND CLASSIFICATION OF DIRECTORS

                  The Modified Plan provides that the board of directors of New Holdco will consist of seven directors, one of whom shall be Curtis Clawson, the Chief Executive Officer of New Holdco. Three directors of New Holdco shall be selected by the Prepetition Agent and the Lead Members of the Dissident Group on behalf of the Prepetition Lenders, provided that one such director shall be designated by the Lead Members of the Dissident Group and the other two directors shall be designated by the mutual agreement of (i) the Prepetition Agent and (ii) the Lead Members of the Dissident Group (with both such parties have an equal vote), provided that the parties designated for those two director positions shall previously have participated in the background screening and interview process administered by the professional recruiting firm of Spencer Stuart Management Consultants N.V. Additionally, the Modified Plan provides that Apollo may select two directors with the advice and participation of the Senior Noteholders that express an interest to Apollo in participating in such process prior to the Voting Deadline based upon their respective holdings of Senior Notes and the number of shares of New Common Stock that they will receive under the Modified Plan. Finally, one director (the "Jointly Designated Director") will be designated by the mutual agreement of (x) the Prepetition Agent and the Lead Members of the Dissident Group, on behalf of the Prepetition Lenders, and
(y) Apollo, with the advice and participation of the Senior Noteholders that express an interest to Apollo in participating in such process based upon their respective holdings of Senior Notes and the number of shares of New Common Stock that they will receive under the Modified Plan, provided that the party designated for such position shall previously have participated in the background screening and interview process administered by the professional recruiting firm of Spencer Stuart Management Consultants N.V. The Plan provided that the Prepetition Agent and Apollo, respectively, maintained the exclusive right to select such directors (independently as to certain of the directors and mutually as to one director).

                  The Modified Plan also provides that the board of directors of New Holdco will be divided into three classes, with each class consisting, as nearly as possible, of an equal number of directors. Class I will consist of the Chief Executive Officer of New Holdco and the Jointly Designated Director. Class II will consist of the first director designated by Apollo, pursuant to the process described above, and the director designated by the Lead Members of the Dissident Group. Class III will consist of the second director designated by Apollo and the two directors selected pursuant to the mutual agreement of the Prepetition Agent and the Lead Members of the Dissident Group. Only one class of directors will be slated for election each year and directors will be able to be removed from the board only for cause. The Plan provided that board members would serve an initial term for a period from the Effective Date through the date of the annual meeting that first occurs after a date which is one year after the Effective Date and for one year terms thereafter (with such subsequent terms subject to election by shareholder vote) with each such term expiring at the conclusion of the next annual meeting of stockholders.

         H.       CURE CLAIMS SUBMISSION DEADLINE

                  In response to certain objections to the Plan regarding Cure Claims for assumed executory contracts and unexpired executory contracts, the Debtors have modified the provisions of the Plan to provide a process to resolve Cure Claims. The Modified Plan establishes deadlines by which Cure Claims and objections thereto must be filed as well as procedures for resolving and paying Cure Claims.

         I.       NEGOTIATION PARTIES FEES

                  As a result of the successful negotiation of the settlement between the secured and unsecured creditors that resulted in the Modifications, the Modified Plan contains a new provision not previously included in the Plan which provides that the legal counsel and financial advisors for (i) the Lead Members of the Dissident Group and (ii) Apollo shall be deemed to have allowed substantial contribution claims in the Chapter 11 Cases, pursuant to sections 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code, without the necessity of filing applications with the Bankruptcy Court, for the amount of their reasonable fees and expenses incurred in connection with the plan of reorganization negotiation process after January 1, 2003 through the date the Confirmation Hearing concludes. Unless the Reorganized Debtors contest the reasonableness of the fees and expenses requested by such professionals, which the Debtors have been advised are estimated to be approximately $1 million, the Reorganized Debtors shall pay any such Allowed claims within twenty days after the later of (x) the Effective Date or (y) the date the Reorganized Debtors receive a detailed invoice for any such counsel or financial advisor. In the event the Reorganized Debtors, the Prepetition Agent and the Committee and any professional are unable to resolve any disputes with respect to the reasonableness of any fees and expenses, such dispute shall be resolved by the Bankruptcy Court.

III.     CONCLUSION

         A.       HEARING ON AND OBJECTIONS TO CONFIRMATION

                  1. VOTING DEADLINE . Pursuant to the Modified Solicitation Procedures Order, a copy of which is enclosed with this Disclosure Supplement, the Voting Deadline has been extended to May 2, 2003 at 4:00 p.m. (prevailing Eastern time) for (i) Creditors entitled to vote in Class 2 that previously voted to reject the Plan or who did not vote (but only to change their existing votes or to cast votes to accept, as the case may be), and (ii) Creditors entitled to vote in Classes 3a, 3b, 3c and Class 5 under the Plan, regardless of whether such creditors previously submitted ballots.

                  2. CONFIRMATION HEARING . Pursuant to the Modified Solicitation Procedures Order, the Confirmation Hearing with respect to the Modified Plan has been continued until May 7, 2003 at 10:30 a.m. (prevailing Eastern time). Such hearing may be adjourned from time to time by announcing such adjournment in open court, all without further notice to parties in interest, and the Modified Plan may be further modified by the Debtors pursuant to section 1127 of the Bankruptcy Code prior to, during, or as a result of that hearing, without further notice to parties in interest.

                  3. CONFIRMATION OBJECTION DEADLINE. Pursuant to the Modified Solicitation Procedures Order, the Confirmation Objection Deadline has been extended to May 2, 2003 at 4:00 p.m. (prevailing Eastern time) for (i) creditors entitled to vote in Class 5 (Senior Note Claims), other than Apollo, with respect to the Modified Plan and (ii) all parties-in-interest, other than Apollo, the Lead Members of the Dissident Group, all parties in Class 2 that have voted to accept the Plan and all parties in Class 2 that through their authorized representative indicated at the hearing on April 9, 2003 an intention to vote to accept the Modified Plan upon approval of the Disclosure Supplement, with respect to the Modifications only.

                  4. DEADLINE TO REPLY TO CONFIRMATION OBJECTIONS. Pursuant to the Modified Solicitation Procedures Order, the deadline for any party-in-interest to file an omnibus reply to Confirmation Objections has been extended to May 5, 2003 at 4:00 p.m. (prevailing Eastern time).

         B.       RECOMMENDATION OF SIGNIFICANT PARTIES IN INTEREST

                  The Modified Plan provides for an equitable and early distribution to creditors of the Debtors, preserves the value of the Debtors' businesses as a going concern, and preserves the jobs of employees. The Debtors, the Prepetition Agent, the Creditors' Committee, Apollo and the Lead Members of the Dissident Group believe that any alternative to confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan, could result in significant delays, litigation and costs, the loss of jobs by the employees and the degradation in the value of the Debtors' business. Moreover, the Debtors, the Prepetition Agent, the Creditors' Committee, Apollo and the Lead Members of the Dissident Group do not believe that the Plan can be confirmed without significant, time-consuming litigation given the lack of support for the Plan by the Dissident Group, and there is no assurance that the Plan could be confirmed at all without the support of the Dissident Group. Accordingly, the Debtors, the Prepetition Agent, the Creditors' Committee, Apollo and the Lead Members of the Dissident Group believe that the Debtors' creditors in the respective classes in which the foregoing parties hold claims will receive greater and earlier recoveries under the Plan than those that would be achieved in liquidation or under an alternative plan. FOR THESE REASONS, THE DEBTORS, THE PREPETITION AGENT, THE CREDITORS' COMMITTEE AND THE LEAD MEMBERS OF THE DISSIDENT GROUP ALL URGE THAT YOU RETURN A SUPPLEMENTAL BALLOT ACCEPTING THE PLAN.

Dated: Northville, Michigan
       April 9, 2003

                         HAYES LEMMERZ INTERNATIONAL, INC. AND
                         ITS SUBSIDIARIES THAT ARE ALSO DEBTORS AND
                         DEBTORS IN POSSESSION IN THE CHAPTER 11 CASES

                         By: /s/ Curtis J. Clawson
                            ---------------------------------------------------
                               Curtis J. Clawson
                               President, Chief Executive Officer and Chairman of the Board of Hayes Lemmerz International, Inc.

SKADDEN, ARPS, SLATE,
 MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois  60606-1285
Attn: J. Eric Ivester
         Stephen D. Williamson

         - and -

SKADDEN, ARPS, SLATE,
 MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Attn: Anthony W. Clark (No. 2051)
      Grenville R. Day (No. 3721)

By:  /s/ Anthony W. Clark
    ------------------------------------

COUNSEL FOR HAYES LEMMERZ
INTERNATIONAL, INC. AND ITS SUBSIDIARIES
THAT ARE ALSO DEBTORS AND DEBTORS
IN POSSESSION IN THE CHAPTER 11 CASES

                                   APPENDIX A

                MODIFICATIONS TO THE FIRST AMENDED JOINT PLAN OF
               REORGANIZATION OF HAYES LEMMERZ INTERNATIONAL, INC.
              AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION